UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529
Houston, TX (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On April 20, 2006, T. Jay Collins, our President, will speak to industry analysts at the 30th Annual International Marine/Offshore Industry Outlook Conference in Houston, TX. The presentation is available on our web site, www.oceaneering.com, by visiting our Investor Relations page and looking under the heading Company Presentations/Interviews.
Please note that certain information contained in the presentation, as well as certain written and oral statements made or incorporated by reference from time to time by us or our representatives in our reports and filings with the Securities and Exchange Commission, news releases, conferences, teleconferences, web postings or otherwise, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:
•	the market outlook for deepwater field developments;

•	expected growth in importance of deepwater oil & gas production;

•	correlation between demand for floating drilling rigs and demand for deepwater services and hardware, both on a concurrent and delayed basis; specifically, demand for ROVs, subsea trees, and umbilicals;

•	correlation between future contracted rig demand and the future market requirements for deepwater services and products;

•	plans for the future expansion of our ROV fleet due to the anticipated escalation in construction service demand and increased demand on reactivated and new deepwater drilling rigs;

•	the market outlook for subsea completions;

•	projected subsea tree orders which drive demand for many subsea products, including umbilicals;

•	the market outlook for umbilical orders;

•	expansions of our subsea products manufacturing and service capacity;

•	projected future GOM availability of vessels suitable for SAT diving and ROV intervention jobs;

•	continued demand for diving and deepwater intervention services for repair projects necessitated by Hurricanes Ivan, Katrina, and Rita;

•	increase in demand for non-hurricane related deepwater IMR services;

•	deepwater technological trends include subsea pumping, subsea processing, and the use of computer simulation;

•	potential regulatory issues affecting the future of deepwater development include access to U.S. deepwater acreage and increased foreign local content and taxation;

•	assessment that financial constraints will not limit future deepwater activity;

•	current and expected market demand has created a shortage of ROV and Diving personnel;

•	expectation of adding 250 ROV and Diving personnel by the end of 2006; and

•	making a large investment in ROV technician training, supervisory skills, and HSE courses.
These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:
•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	competitive factors;

•	overall economic conditions; and

•	our ability to obtain new projects and the timing of new projects we do obtain.
Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2005.
We do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OCEANEERING INTERNATIONAL, INC.

By:	/s/ MARVIN J. MIGURA	Date: April 20, 2006

Marvin J. Migura (Principal Financial Officer)